Exhibit 99 - Press Release

                   PRESS RELEASE: SATELLITE ENTERPRISES CORP.
                              FOR IMMEDIATE RELEASE

    SATELLITE ENTERPRISES ACQUIRES RIGHTS OF REVOLUTIONARY DIGITAL NEWSPAPER
                      DISTRIBUTION SYSTEMS IN THE AMERICAS

            - Sattelite Enterprises Corp. Announces New Management -

BOCA RATON, June 26 2003 - Satellite Enterprises Corp (NASD-BB: SENR) today announced the company has purchased the exclusive rights to market and distribute the Satellite Newspaper KiOSK system in the United States, Canada, Mexico, South America, Central America and the Caribean Islands (hereinafter the "Americas"). The rights were obtained from Satellite Newspapers Worldwide NV, a European company, based in The Netherlands. At the same time the company announced that Fred Devries has assumed the position of President and Chief Executive Officer. Devries, a senior level global executive with twenty-five years of Fortune 500 business management experience, succeeds current CEO Robert Hodge. In addition Renato Mariani has been appointed Executive Vice President and Chief Marketing Officer.

The Satellite Newspaper KiOSK is an interactive newspaper-vending machine that digitally prints the original latest editions of publisher's newspapers on customer's demand. The license agreement makes Satellite Enterprises Corp. the exclusive market development and distribution organization for the Satellite Newspaper KiOSK in the Americas. See: www.satellitenewspapers.com.

The Company's Executive management team has extensive and distinguished domestic and international experience in sales, operations, business development, marketing, technology management and the establishment of international client networks. The team is leading an organization at the beginning of an exponential growth business opportunity.

Mr. Fred Devries, President and CEO and Mr. Renato Mariani, EVP and CMO will initially head the company's executive management team. They have over 45 years of combined experience and leadership in Executive Sales, Engineering, Business Development, Corporate Strategy, Marketing, Brand Management and Operations. They will oversee initial operations for Satellite Enterprises Corp. including staffing of key personnel such as Sales and Operations managers as well as the development of initial lead Corporate Accounts team and Territory Managers.

Over the last year Satellite Newspapers Worldwide has analyzed the global market potential for its proprietary print-on-demand system and installed nearly 50 Satellite Newspaper KiOSKS in the Americas region on a market trial basis. By the end of 2002 Satellite Newspapers Worldwide successfully completed these market trial activities.

Satellite Enterprises Corp. will now operate and substantially expand the network of Satellite Newspaper KiOSKS in the Americas region. The world's first on demand, global newspaper distribution system currently offers the same-day editions of 122 newspapers from 50 countries including US publications such as USA Today, International Herald Tribune, Los Angeles Times and many more. The company will target high traffic locations where international people congregate such as hotel lobbies, airport concourses and convention centers. Devries states: "We will create an exciting new cost effective channel to market for a significant and growing number of global newspaper publishers and media organizations ensuring access to their content anywhere in North and South America."

The Satellite Newspaper KiOSK is updated daily with the latest editions of international newspapers through a global satellite network. Satellite Newspapers Worldwide receives the digital newspaper files from participating publishers via the Internet as soon as the newspaper is ready to be printed in the country of origin. Satellite Newspapers Worldwide then transfers the newspapers, on a 24/7 basis, via satellite uplink and multicast satellite transmission. By distributing the news electronically rather than shipping it in printed form, international business and leisure travelers have instant access to their newspapers only minutes after the printing process in the country of origin has commenced. International readers can select and receive their favorite newspaper following four easy steps on the KiOSK's touch screen. Within two minutes, the latest edition of the newspaper of choice, printed in tabloid format is delivered from the KiOSK.

About Satellite Enterprises Corp.
Satellite Enterprises Corp. (NASD-BB: SENR) is the exclusive market development and distribution organization for the Satellite Newspaper KiOSK in the North,
Middle and South American market. The Company is focused on the business development and promotion of the Satellite Newspaper KiOSK remote newspaper-printing concept in these markets. The company will facilitate the communications requirements of numerous users: including business travelers looking for up to date home information, foreign nationals who wish to stay in touch with their home country, students studying foreign cultures, to remote or isolated communities and anyone interested in news from various locations around the world.

Safe-Harbor Statement
Under the Private Securities Litigation Reform Act of 1995 This press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding any potential sales of products as well as statements that include the words "believes,"
"expects," "anticipates," or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Satellite Enterprises Corp. ("Satellite"), to differ materially from those implied or expressed by such forward-looking statements. Such factors include, among others, the risk factors included in Satellite's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and any subsequent reports filed with the Securities and Exchange Commission under the Exchange Act. This press release speaks as of the date first set forth above and Satellite assumes no responsibility to update the information included herein for events occurring after the date hereof.

                                       ###

Contact:
Satellite Enterprises
Renato Mariani
EVP and Chief Marketing Officer
Phone: +1 954 683 2595
E-mail: satellitekiosk@aol.com